SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction of incorporation) Vermont	(Commission File Number) 001-15985	(IRS Employer Identification Number) 03-0283552

(Address of principal executive offices) 20 Lower Main St., P.O. Box 667 Morrisville, VT	(Zip Code) 05661-0667

Registrant’s telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 16, 2012, the Board of Union Bank, a subsidiary of Union Bankshares Inc., voted to amend the Union Bank Pension Plan, a tax-qualified non-contributory, defined benefit plan (i) effective August 21, 2012, to delete the provisions for payment of disability benefits to any participant who becomes disabled after such effective date; and (ii) effective October 5, 2012, to close the plan to new participants and to freeze the accrual of retirement benefits for current participants. No eligible employee will become a Plan participant after October 5, 2012 and no compensation paid to any current participant or hours worked after October 5, 2012 will count for the purpose of calculating pension benefits. Union Bank intends to continue to maintain the frozen Plan and related Trust and to distribute benefits to participants (including current retirees) at such time and in such manner as provided under the terms of the Plan.

Cash contributions to the Plan have ranged from $1,250,000 to $2,106,963 over the last three fiscal years. The Company will continue to recognize pension expense and cash funding obligations for the remaining life of the associated liability for the frozen benefits under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

August 21, 2012	/s/ David S. Silverman
David S. Silverman, Chief Executive Officer

August 21, 2012	/s/ Marsha A. Mongeon
Marsha A. Mongeon Treasurer/Chief Financial Officer